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                                                               EXHIBIT NO. 10.42


As of November 19, 1998



John M. Michel
Fidelity Federal Bank,
     A Federal Savings Bank
4565 Colorado Boulevard
Los Angeles, California  90039

Dear Mr. Michel:

         Bank Plus Corporation (the "COMPANY") and its principal subsidiary, Fidelity Federal Bank, A Federal Savings Bank (the "BANK"), consider the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In order to attract and retain capable management personnel, the Company considers it important to offer employment contracts such as this to specify employment terms and to provide for job security. In this connection, the Company and the Bank recognize that, as is the case with many publicly held corporations, the possibility of severance or a change in control may arise and that such possibility, and the uncertainty and questions which it may raise among management of the Bank, may hinder the Bank's efforts to recruit qualified management personnel and result in the departure or distraction of management personnel, in each case to the detriment of the Company and the Bank and the Company's shareholders. Accordingly, the Board of Directors of the Company (the "BOARD") and the board of directors of the Bank have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of management of the Bank to their assigned duties through the use of employment contracts. In particular, the Board believes it important, should the Company or its shareholders receive a proposal for transfer of control of the Company or the Bank, that you be able to assess and advise the Board whether such proposal would be in the best interests of the Company and its shareholders and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of your own situation.

         In order to induce you to accept employment with the Company and the Bank, this letter agreement among the Company, the Bank and John Michel ("YOU" or "EMPLOYEE") sets forth the terms of your employment by the Company and the Bank.





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1.       SPECIFIC POSITIONS; DUTIES AND RESPONSIBILITIES.
         -----------------------------------------------

         (a) The Company and you agree that, subject to the provisions of this Agreement, the Company will employ Employee and Employee will serve the Company as Executive Vice President and, subject to approval of the Office of Thrift Supervision, Chief Financial Officer of the Company and the Bank.

         (b) You agree to devote substantially all of your time, energy and ability to the business of the Company and the Bank. Without the prior approval of the Company Board, which will not be unreasonably withheld, you shall not serve as a director, consultant or trustee of other for-profit corporations or businesses or invest more than one million dollars ($1,000,000.00) in any corporation or business that competes with the Company or any of its affiliates. Subject to the foregoing, Employee may (i) invest in real estate for his own account, (ii) become a partner or a shareholder in any privately-held corporation, partnership or other venture not in competition with the business of the Company or any of its affiliates and (iii) become a partner or a shareholder with an equity interest of not more than five percent (5%) in any corporation, partnership or other venture whose equity securities are publicly traded.

         (c) Employee has provided to the Company and the Bank proof of United States citizenship as required by the Immigration Reform Act of 1988.

2.       COMPENSATION.
         ------------

         During the term of this Agreement, in consideration of all of Employee's services to the Company and the Bank as contemplated by this Agreement, the Bank or the Company, as specified below, shall provide to Employee the following compensation:

         (a) BASE COMPENSATION AND BONUS.

             (i) The Bank shall pay Employee a base salary at the rate of one hundred eighty-five thousand dollars ($185,000.00) per year, subject to annual review for possible increases at the discretion of the Board (as in effect from time to time, the "BASE SALARY"). Such salary shall be payable in bi-weekly installments. Amounts payable shall be reduced by withholding and other authorized deductions.

             (ii) The Bank shall pay Employee a bonus following the year 1998 in respect of such year in the amount of Thirty Thousand Dollars (US$30,000.00). In respect of subsequent years, subject to the requirements of executive incentive compensation plans of the Company and the Bank as may be in effect from time to time, Employee will be eligible for a target bonus from the Bank of fifty percent (50%) of Base Salary.

         (b) STOCK OPTIONS.

             (i) The Company shall grant, with an effective grant date of November 19, 1998, to Employee, subject to the vesting provisions described in a stock option agreement, options to acquire two hundred fifty thousand (250,000) shares of the Company's common stock, par value $.01 per share ("COMMON STOCK"),



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at an exercise price of $3.8125 per share (the closing price per share of Common
Stock on the Nasdaq National Market ("NASDAQ") on November 19, 1998). All such options granted under this Section 2(b) are referred to in this Agreement as the "OPTIONS." Each Option shall represent the right to acquire one (1) share of Common Stock.

             (ii) All Options shall be issued under the Company's employee stock option plan (the "STOCK PLAN") and will be embodied in the Company's standard stock option agreement, subject to the provisions of this Agreement.

         (c) GENERAL BENEFITS.

             Employee shall also be entitled to all rights and benefits for which Employee is otherwise eligible under any bonus, incentive, participation, stock option, restricted stock or extra compensation plan, pension plan, profit sharing plan, or any life, medical, dental, disability, accident or other insurance plan or policy or other employee plan or benefit that Company or its subsidiaries or affiliates may provide for Employee or (provided Employee is eligible to participate therein) for employees of the Company generally, as from time to time in effect, during the term of this Agreement (collectively, "PLANS").

         (d) VACATION.

             Employee shall accrue paid vacation time at the rate of one hundred sixty (160) hours per year commencing from November 19, 1998; PROVIDED, HOWEVER, that Employee shall not earn any additional vacation days in any year in which Employee at any time has two hundred (200) or more hours of accrued but unused vacation time.


3.       RIGHT TO TERMINATE; AGREEMENT TO PROVIDE SERVICES.
         -------------------------------------------------

         You agree that during any period wherein you are employed by the Company or the Bank that you will render faithful and competent services as may be expected of an employee in the same or in a reasonably comparable position. Nothing in this Agreement shall be construed as an assurance of continued employment and the Company, the Bank or you may terminate your employment at any time, subject to the Bank's providing the benefits hereinafter specified in accordance with the terms hereof. For purposes of this Agreement, the termination of Employee's employment by Company shall also constitute termination of Employee's employment by the Bank, and vice versa.


4.       TERM OF AGREEMENT.
         -----------------

         (a) This Agreement shall commence on November 19, 1998 and shall continue in effect until November 19, 2001; PROVIDED, HOWEVER, that commencing on November 19, 2001 and each November 19 thereafter, the term of this Agreement shall be extended for one additional year unless at least ninety (90) days prior to such November 19 date, the Company, the Bank (after explicit review by their respective Boards) or you shall have given notice that this Agreement shall not



                                       3


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be extended; PROVIDED, FURTHER, HOWEVER, that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of twenty-four (24) months after a change in control of the Company or the Bank, as defined in Section 5 hereof, if such change in control shall have occurred during the term of this Agreement, or as it may be extended by the first proviso set forth above.

         (b) Notwithstanding anything in this Section 4 to the contrary:

             (i) this Agreement shall terminate if you or the Bank terminate your employment prior to a change in control, subject to the Bank's obligations to you under Sections 6 through 8 hereof, or if you terminate your employment without Good Reason after a change in control;

             (ii) the obligations of the Bank hereunder shall terminate for so long as you are suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or
(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) and
(g)(1)) as of the date of service of such notice unless stayed by appropriate proceedings; PROVIDED that if the charges in the notice are dismissed, the Bank may in its discretion (A) pay you all or part of any payments within the terms of this Agreement withheld while its obligations under this Agreement was suspended and (B) reinstate (in whole or in part) any of its obligations which were suspended;

             (iii) the obligations of the Bank hereunder shall terminate if you are removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(4) or (g)(1));

             (iv) this Agreement shall terminate if the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act); or

             (v) all obligations under this Agreement shall be terminated, except to the extent it is determined that continuation of this Agreement is necessary for the continuous operation of the Bank:

                 (A) by the Director of the Office of Thrift Supervision (the "DIRECTOR") or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act; or

                 (B) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition;

PROVIDED, HOWEVER, that vested rights held by the Bank or you shall not be affected by such termination.



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5.       DEFINITIONS.
         -----------

         (a) CHANGE IN CONTROL. A "CHANGE IN CONTROL" shall be deemed to occur if (a) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), excluding the Company, the Bank or any of the Company's other subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company, the Bank or any of the Company's other subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at elections of directors ("VOTING SECURITIES"); or (b) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the board of directors of the Company or the Bank (together with any new directors whose election or appointment to such board of directors or whose nomination for election by the stockholders of Company or the Bank was approved by a vote of two-thirds (2/3) of the directors of such board then still in office who were either directors on such board at the beginning of such period or whose election, appointment or nomination for election to such board was previously so approved, but excluding any director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) cease for any reason to constitute a majority of the board of directors of Company or the Bank then in office; (c) a merger or consolidation of the Company with any other Person (as defined below) closes, other than a merger or consolidation that results in Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Company closes the sale or disposition by the Company of all or substantially all of the Company's assets; (d) the Company closes a sale or sales or other disposition or dispositions that results in the Company ceasing to beneficially "own" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than fifty percent (50%) of the Voting Securities of the Bank; or (e) the Bank closes a sale or sales of all or substantially all of the assets of the Bank, in a single transaction or series of transactions, other than to a direct or indirect subsidiary of the Company; or (f) a merger or other combination of the Bank with any other Person closes, as a result of which the Company ceases to beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Securities of the Bank or the surviving entity in such merger or consolidation. For purposes of this Agreement, the term "PERSON" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, the Bank, any other subsidiary of the Company or any Plan. Notwithstanding any provision in this Agreement to the contrary, neither the appointment of the FDIC as a receiver of the Bank or a change in composition of the Board of Directors by directive of the OTS or FDIC shall constitute a "change-in-control" under this Agreement.



                                       5


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         (b) DISABILITY. Termination by the Company or the Bank of your employment based on "DISABILITY" shall mean termination because of your absence from your duties with the Company or the Bank on a full time basis for one hundred eighty (180) consecutive days as a result of your incapacity due to physical or mental illness, unless within fifteen (15) days after Notice of Termination (as defined below) is given to you following such absence you shall have returned to the full time performance of your duties.

         (c) RETIREMENT. Termination by you or by the Company or the Bank of your employment based on "RETIREMENT" shall mean termination on or after your attainment of age sixty-five (65).

         (d) CAUSE. Termination by the Company or the Bank of your employment for "CAUSE" shall mean termination upon (i) the willful and continued failure by you to perform substantially your duties with the Company or the Bank (other than any such failure resulting from your incapacity due to physical or mental illness) after a demand for substantial performance is delivered to you by the Board or the board of directors of the Bank or the executive committee thereof, which specifically identifies the manner in which such body believes that you have not substantially performed your duties, or (ii) your gross negligence, dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. For purposes of this Section 6(d) no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you without reasonable belief that your action or omission was in, or not opposed to, the best interests of the Company and the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or the board of directors of the Bank or based upon the advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by you in the best interests of the Bank. It is also expressly understood that your attention to matters not directly related to the business of the Bank shall not provide a basis for termination for Cause so long as the Board or the board of directors of the Bank has approved, after full disclosure of all material facts, your engagement in such activities.

         (e) GOOD REASON. Termination by you of your employment for "GOOD REASON" shall mean termination based on:

             (i) a material adverse change in your status or position(s) as an executive officer of the Company or the Bank, including, without limitation, any material adverse change in your status or position as a result of a substantial diminution in your duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to you of any duties or responsibilities that are substantially inconsistent with such status or position(s), or any removal of you from or any failure to reappoint or reelect you to such position(s) (except in connection with the termination of your employment for Cause, Disability or Retirement or as a result of your death or by you other than for Good Reason);

             (ii) a reduction by the Bank in your Base Salary;



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             (iii) the failure by the Company or the Bank to continue in effect any Plan other than as a result of the normal expiration of any such Plan, or the taking of any action, or the failure to act, by the Company or the Bank that would adversely affect your continued participation in any of such Plans on at least as favorable a basis to you or that would materially reduce your benefits in the future under any of such Plans or deprive you of any material benefit enjoyed by you, in each case unless such loss of plan, adverse effect or loss of material benefits were experienced by all other executives of the Company and the Bank;

             (iv) the failure by the Bank to provide and credit you with the number of paid vacation days to which you are then entitled in accordance with its normal vacation policy;

             (v) the requirement by the Bank that you be based at a different office that is (i) greater than thirty-five (35) miles from where your then-current office is located and (ii) that is farther from your then-current principal place of residence than your then-current office, except for required travel on the business of the Company or the Bank to an extent substantially consistent with the business travel obligations that you undertook as of the date of this Agreement; or

             (vi) the failure by the Company and the Bank to obtain from any Successor (as defined below) the assent to this Agreement contemplated by
Section 9.

         (f) NOTICE OF TERMINATION. A "NOTICE OF TERMINATION" shall mean a notice of termination of your employment that shall indicate the specific termination provision in this Agreement relied upon.

         (g) DATE OF TERMINATION. "DATE OF TERMINATION" shall mean (i) if your employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period), (ii) if your employment is to be terminated by the Company or the Bank for Cause or by you for any reason, the date specified in the Notice of Termination, or (iii) if your employment is to be terminated by the Company or the Bank for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than forty-five (45) days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by you in writing either in advance of, or after, receiving such Notice of Termination. In the case of termination by the Company or the Bank of your employment for Cause, if you have not previously expressly agreed in writing to the termination, then within thirty (30) days after receipt by you of the Notice of Termination with respect thereto, you may notify the Bank that a dispute exists concerning the termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by the arbitrators in a proceeding as provided in Section 16 hereof.


6.       TERMINATION OF EMPLOYMENT PRIOR TO A CHANGE IN CONTROL.
         ------------------------------------------------------

         The Company, the Bank or you may terminate your employment at any time prior to a change in control, subject to the Bank's providing the benefits hereinafter specified. To be effective, any purported termination of your



                                       7


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employment by the Company, the Bank or you must be communicated by written
Notice of Termination to the other parties hereto.

         (a) TERMINATION FOR CAUSE, WITHOUT GOOD REASON OR UPON DEATH, DISABILITY OR RETIREMENT.

             If the Company or the Bank terminates your employment for Cause or Disability, you terminate your employment other than for Good Reason, or in the event of your Retirement or death, the Bank shall be liable to you for (i) earned but unpaid salary, (ii) any unpaid annual bonus that was earned in the Bank's fiscal years prior to the fiscal year in which your employment terminates, (iii) unreimbursed business expenses or other allowances that are incurred through the date your employment terminates, and (iv) your vested benefits under the Plans and (v) no other compensation. For purposes of the preceding sentence, expense or allowances are incurred as of the date such expenses are payable by you or the Bank.

         (b) TERMINATION OTHER THAN FOR CAUSE OR TERMINATION FOR GOOD REASON.

             If the Company or the Bank terminates your employment other than for Cause or Disability or you terminate employment for Good Reason, the Bank shall be liable for the payments and benefits described in Section 6(a) above and shall provide you with the additional payments and benefits described below:

             (i) BASE SALARY. The Bank shall continue to pay you for two (2) years following the Date of Termination the higher of (A) your Base Salary as of the Date of Termination or (B) your Base Salary as of the date of this Agreement.

             (ii) ANNUAL BONUS. Within thirty (30) days following the Date of Termination, the Bank shall make a lump-sum cash payment to you in an amount equal to two (2) times the average of the annual bonus (bonuses for partial years of employment to be annualized) to which you were entitled for the Bank's two (2) fiscal years ended prior to the Date of Termination (or, if you have not been employed hereunder sufficiently long to have earned such two (2) bonuses, two (2) times the amount of the bonus (annualized) paid or to be paid in respect of year 1998 pursuant to Section 2(a)(ii)).

             (iii) BENEFIT PLANS. The Bank shall maintain in full force and effect, for the continued benefit of you and your dependents for a period terminating on the earlier of (A) two (2) years following the Date of Termination, (B) the commencement date of equivalent benefits from a new employer or (C) your attainment of age sixty-five (65), all insured and self-insured employee health and welfare benefit plans in which you were entitled to participate immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such plans (and any applicable funding media) and you continue to pay an amount equal to your regular contribution under such plans for such participation. If, as of the third anniversary of the Date of Termination, you have not reached your sixty-fifth (65th) birthday and you have not previously received or are not then receiving equivalent benefits from a new employer, the Bank shall arrange, at its sole cost and expense, to enable you to convert your



                                       8


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and your dependents' coverage under such plans to individual policies or programs upon the same terms as employees of the Bank may apply for such conversions. In the event that your participation in any plan is barred, the Bank shall, at its sole cost and expense, arrange to have issued for the benefit of you and your dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those that you otherwise would have been entitled to receive under such plans pursuant to this Section or, if such insurance is not available at a reasonable cost to the Bank, the Bank shall provide you and your dependents with equivalent benefits (on an after-tax basis). You shall not be required to pay any premiums or other charges in an amount greater than the amount you would have paid in order to participate in such plans.

             (iv) EQUITY AWARDS. The restrictions on any stock options, restricted stock or other equity awards under the Company's Stock Option and Equity Incentive Plan or any other equity incentive plan shall lapse and all such awards shall become 100% vested.


7.       TERMINATION FOLLOWING A CHANGE IN CONTROL.
         -----------------------------------------

         If any of the events described in Section 5 constituting a change in control shall have occurred, you shall be entitled to the payments and benefits provided in Section 8 hereof. If your employment hereunder is terminated other than for Cause by the Company or the Bank prior to a change in control and such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control and who effectuates a change in control or (ii) otherwise occurred in connection with, or in anticipation of, a change in control that actually occurs, then for all purposes of this Agreement, the date of a change in control with respect to you shall mean the date immediately prior to the date of such termination of your employment.


8.       COMPENSATION UPON A CHANGE IN CONTROL; OTHER AGREEMENTS.
         -------------------------------------------------------

         (a) Subject to Sections 11 and 12, if, within twenty-four (24) months after a change in control, as defined in Section 5, shall have occurred, your employment by the Bank shall be terminated (i) by the Company or the Bank other than for Cause, Disability or Retirement or (ii) by you for Good Reason, then the Bank shall pay to you, no later than the fifth (5th) business day thereafter, without regard to any contrary provisions of any Plan (other than any deferral election pursuant to the Company's Deferred Compensation Plan) an amount in cash equal to two (2) times the sum of (i) your annual Base Salary as in effect immediately prior to the change in control, plus (ii) the average of the annual bonus (bonuses for partial years of employment to be annualized) to which you were entitled for the Bank's two (2) fiscal years ended prior to the change in control (or, if you have not been employed hereunder sufficiently long to have earned such two (2) bonuses, the average of annualized bonuses to which you were entitled during your employment tenure hereunder, or, if you have not received any bonuses, the amount of the bonus (annualized) to be paid in respect of year 1998 pursuant to Section 2(a)(ii)), plus (iii) an amount equal to the matching contribution you would have received under the Bank's 401(k) plan if you had made the maximum contribution under such plan during the year in which the Date of Termination occurs. All amounts and benefits to which you are entitled under this Section 8 shall be reduced by the amount of any payments and benefits you receive under Section 6.

         (b) Further, if, within twenty-four (24) months after a change in control shall have occurred, your employment by the Bank shall be terminated (i) by the Company or the Bank other than for Cause, Disability or Retirement or
(ii) by you for Good Reason, then the Bank shall maintain in full force and effect, for the continued benefit of you and your dependents for a period terminating upon the earliest of (x) the expiration of twenty-four (24) months after the Date of Termination, (y) the commencement date of equivalent benefits from a new employer or (z) your attainment of age sixty-five (65), all insured and self-insured employee health and welfare benefit Plans in which you were entitled to participate immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such Plans (and any applicable funding media) and you continue to pay an amount equal to your regular contribution under such Plans for such participation. If, after the expiration of twenty-four (24) months after the Date of Termination, you have not reached your sixty-fifth (65th) birthday and you have not previously received or are not then receiving equivalent benefits from a new employer, the Bank shall arrange, at its sole cost and expense, to enable you to convert your and your dependents' coverage under such Plans to individual policies or programs upon the same terms as those for which employees of the Bank may apply upon such conversions. In the event that your participation in any such Plan is barred, the Bank shall, at its sole cost and expense, arrange to have issued for the benefit of you and your dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those that you otherwise would have been entitled to receive under such Plans pursuant to this Section 8(b) or, if such insurance is not available at a reasonable cost to the Bank, the Bank shall provide you and your dependents with equivalent benefits (on an after-tax basis). You shall not be required to pay any premiums or other charges in an amount greater than that which you would have paid in order to participate in such Plans.

         (c) Except as specifically provided in Section 8(b), the amount of any payment provided for in this Section 8 shall not be reduced, offset or subject to recovery by the Company or the Bank by reason of any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

         (d) If, within twenty-four (24) months following a change in control, the Company or the Bank purports to terminate your employment for Cause and you contest the existence of Cause, then, during the pendency of any such dispute, the Bank will continue to pay you your full compensation in effect just prior to the time the Notice of Termination is given and until the dispute is resolved in accordance with Section 16.

         (e) In the event that you become entitled to the payments provided by
Section 8(a) (the "AGREEMENT PAYMENTS"), and if any of the Agreement Payments will be subject to the tax (the "EXCISE TAX") imposed by Section 4999 of the Internal Revenue Code (the "CODE") (or any similar tax that may hereafter be imposed), the Company shall pay to you at the time specified in Section 8(f) an additional amount (the "GROSS-UP PAYMENT") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as defined below) and any federal, state and local income and employment tax and Excise Tax upon the Gross-up Payment provided for by this Section 8(e) but before deduction for any federal, state or local income and employment tax on the Agreement Payments, shall be equal to the sum of (i) the Total Payments plus (ii) an amount equal to the product of any deductions disallowed because of the inclusion of the



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Gross-up Payment in your adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made. Notwithstanding anything to the contrary contained herein, the maximum Excise Tax rate used to calculate the Gross-up Payment shall be 25%.

         For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by you in connection with a change in control of the Company or the Bank or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, the Bank, any person whose actions result in a change in control or any person affiliated with the Company or such person) (which, together with the Agreement Payments, shall constitute the "TOTAL PAYMENTS") shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless the Company's public accounting firm as of the date immediately prior to the change in control (the "ACCOUNTING FIRM") determines that such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments or (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The Accounting Firm shall provide detailed supporting calculations to the Bank and you within fifteen (15) business days of the receipt of notice from the Bank or you that there has been an Agreement Payment, or such earlier time as is requested by the Bank. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, you may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Bank and the Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

         For purposes of determining the amount of the Gross-up Payment, you shall be deemed to (i) pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made, (ii) pay the applicable state and local income and employment taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes (determined without regard to limitations on deductions based upon the amount of your adjusted gross income), and (iii) have otherwise allowable deductions for federal income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in your adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, you shall repay to the Bank at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Bank shall make an additional Gross-up Payment in respect of such excess (plus any interest payable with respect to such excess at the rate provided in Section 1274(b)(2)(B) of the Code) at the time that the amount of such excess is finally determined. To the extent permitted by law, any payment you make to the Bank pursuant to this Section 8(e) will be treated as a reduction in gross wages for purposes of payroll tax and income tax reporting to the extent the related overpayment to you by the Bank was treated as wages for such purposes.

         (f) The Gross-up Payment or portion thereof provided for in Section 8(e) shall be paid not later than the thirtieth (30th) day following payment of any amounts under Section 8(a); PROVIDED, HOWEVER, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Bank shall pay to you on such day an estimate, as determined in good faith by the Bank, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth (45th) day after payment of any amounts under Section 8(a). In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Bank to you, payable on the fifth (5th) day after demand by the Bank (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). To the extent permitted by law, any payment (other than payment of interest) you make to the Bank pursuant to this Section 8(f) will be treated as a reduction in gross wages for purposes of payroll tax and income tax reporting to the extent the related overpayment to you by the Bank was treated as wages for such purposes.

         (g) The provisions of Sections 7 and 8 shall only apply in respect of the first change in control event that occurs after the date of this Agreement, and in no event shall benefits be paid for any subsequent change in control.


9.       SUCCESSORS; BINDING AGREEMENT.
         -----------------------------

         (a) The Company and the Bank will seek, by written request at least five (5) business days prior to the time a Person becomes a Successor (as defined below), to have such Person by agreement in form and substance satisfactory to you, assent to the fulfillment of the Bank's obligations under this Agreement. Failure of such Person to furnish such assent by the later of
(i) three (3) business days prior to the time such Person becomes Successor or
(ii) two (2) business days after such Person receives a written request to so assent shall constitute Good Reason for termination by you of your employment if a change in control occurs or has occurred. For purposes of this Agreement,

"SUCCESSOR" shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Bank's business directly, by merger or consolidation, or indirectly, by purchase of the Voting Securities of the Company or the Bank or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

         (c) For purposes of this Agreement, the "Bank" and the "Company" shall include any corporation or other entity that is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Bank or the Company, respectively, ceases to exist.


10.      FEES, EXPENSES AND INTEREST; MITIGATION.
         ---------------------------------------

         (a) If the Company or the Bank terminates your employment within twenty-four (24) months after a change in control, then the Bank shall reimburse you, on a current basis, for all reasonable legal fees and related expenses incurred by you in connection with the Agreement or in any related arbitration proceeding, including, without limitation, (i) all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment or
(ii) your seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not your claim is upheld in arbitration; PROVIDED, HOWEVER, you shall be required to repay any such amounts to the Bank to the extent that an arbitrator issues a final decision setting forth the determination that the position taken by you was without merit, frivolous or advanced by you in bad faith. In addition to the fees and expenses provided herein, you shall also be paid interest on any disputed amount ultimately paid to you at the prime rate announced by the Bank from time to time from the date payment should have been made until paid in full.

         (b) You shall not be required to mitigate the amount of any payment the Company or the Bank becomes obligated to make to you in connection with this Agreement, by seeking other employment or otherwise. Except as specifically provided in Sections 6(b)(iii) and 8(b), the amount of any payment and benefit provided for in Sections 6 and 8 shall not be reduced, offset or subject to recovery by the Company or the Bank by reason of any compensation earned by you as the result of employment by another employer or otherwise.


11.      TAXES.
         -----

         All payments to be made to you under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

12.      OTHER LIMITATIONS ON PAYMENTS.
         -----------------------------

         Any payments made to you pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.


13.      NOTICE.
         ------

         For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of the Company or the Bank, to the address set forth on the first page of this Agreement or, in the case of the undersigned employee, to the address set forth below his signature, provided that all notices to the Bank shall be directed to the attention of the Company and President of the Bank, with a copy to the Secretary of the Bank, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


14.      MISCELLANEOUS.
         -------------

         No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and the Chief Executive Officer or President of the Company and of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California applied without regard to conflict of laws principles.


15.      VALIDITY; REPRESENTATION BY COUNSEL; INTERPRETATION.
         ---------------------------------------------------

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Each party hereto acknowledges that it or he has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

16.      ARBITRATION.
         -----------

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the County of Los Angeles, State of California by one arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, HOWEVER, that you shall be entitled to seek specific performance in such arbitration of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Bank shall bear all costs and expenses (including, without limitation, reasonable legal fees and expenses) arising in connection with any arbitration proceeding pursuant to this Section 16; PROVIDED, HOWEVER, that you shall bear such costs and expenses to the extent that an arbitrator issues a final decision setting forth the determination that the position taken by you was without merit, frivolous or advanced by you in bad faith.


17.      EMPLOYEE'S POST-EMPLOYMENT COMMITMENT.
         -------------------------------------

         You agree that subsequent to your period of employment with the Bank, you will not at any time communicate or disclose to any unauthorized person, without the written consent of the Bank, any proprietary processes of the Company or of the Bank or any other subsidiary of the Company or other confidential information concerning their business, affairs, products, suppliers or customers which, if disclosed, would have a material adverse effect upon the business or operations of the Company, the Bank and the other subsidiaries, taken as a whole; it being understood, however, that the obligations of this
Section 17 shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances where you are legally required to do so or (b) become generally known to and available for use by the public otherwise than by your wrongful act or omission. The provisions of this Section 17 do not apply to the OTS or other federal banking agencies.


18.      WITNESS FEES.
         ------------

         If, at any time after the termination of this Agreement, Employee is requested by the Company or any affiliate of the Company, or is required, to testify or to provide evidence or otherwise to perform services in relation to litigation or similar proceedings (civil, administrative, arbitral or otherwise) in which the Company or any affiliate of the Company, but not Employee, is a named party or is otherwise involved,

         (a) Employee shall be paid by the Company (i) with respect to each day that Employee appears as a witness or is deposed, at the rate of one thousand dollars ($1,000.00) per day, and (ii) with respect to each day that Employee is involved in the preparation therefor, at the rate of five hundred dollars ($500.00) per day, and

         (b) Employee shall be reimbursed by the Company for reasonable travel and accommodation expenses if such services are required to be performed outside of the city of Employee's domicile.

19.      RELATED AGREEMENTS.
         ------------------

         To the extent that any provision of any other agreement between the Company, the Bank or any of the other subsidiaries of the Company and you shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.


20.      COUNTERPARTS.
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Bank the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

FIDELITY FEDERAL BANK,
A FEDERAL SAVINGS BANK


By:
   -------------------------------------------
Name:    Mark K. Mason
Title:   Chief Executive Officer


BANK PLUS CORPORATION


By:
   -------------------------------------------
Name:    Mark K. Mason
Title:   Chief Executive Officer


ACCEPTED AND AGREED TO:



----------------------------------------------
              John Michel
Address:

----------------------------------------------

----------------------------------------------

----------------------------------------------

         The payment of all obligations and liabilities of Fidelity Federal Bank, A Federal Savings Bank, under this Agreement is specifically guaranteed by Bank Plus Corporation.

BANK PLUS CORPORATION



By:
   -------------------------------------------
Name:    Mark K. Mason
Title:   Chief Executive Officer